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                                                                    Exhibit 12.1



                                                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                           WILD OATS MARKETS
                                                                             APRIL 2, 2005
                                                          ----------------------------------------------------
                                                                                           THREE       THREE
                                                                                           MONTHS     MONTHS
                                                                                           ENDED       ENDED
                                                       FISCAL YEAR                        APRIL 2,   MARCH 27,
                                     2000       2001        2002      2003       2004       2005       2004
--------------------------------------------------------------------------------------------------------------
EARNINGS:
  Income (loss) before income
    taxes........................  $(26,367)  $ (71,824)  $  8,736   $ 2,687   $(14,181)  $ (1,016)   $3,242
Add back fixed charges:
  Interest on rent expense.......    18,024      19,048     17,530    19,872     19,264      5,651     4,815
  Interest expense...............    11,651      13,142     11,855     5,746      6,309      2,167     1,035
--------------------------------------------------------------------------------------------------------------
Adjusted Earnings................  $  3,308   $ (39,634)  $ 38,121   $28,305   $ 11,392   $  6,802    $9,092

TOTAL FIXED CHARGES..............  $ 29,675   $  32,190   $ 29,385   $25,618   $ 25,573   $  7,818    $5,850

RATIO OF EARNINGS TO FIXED
  CHARGES........................        --          --        1.3       1.1         --         --       1.6

DEFICIENCY OF EARNINGS TO FIXED
  CHARGES........................  $(26,367)  $ (71,824)  $     --   $    --   $(14,181)  $ (1,016)   $   --
--------------------------------------------------------------------------------------------------------------